News Release

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com



Media Contact:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES SECOND-QUARTER 2014 FINANCIAL RESULTS

BLUE BELL, Pa., July 22, 2014 - Unisys Corporation (NYSE: UIS) today reported a second-quarter 2014 net loss of $12.1 million, or a loss of 24 cents per diluted share, which included $17.9 million of pension expense. In the second quarter of 2013, the company reported net income of $20.4 million, or 46 cents per diluted share, which included $21.9 million of pension expense. Excluding pension expense in both periods, non-GAAP earnings per diluted share(1) in the second quarter of 2014 was 11 cents compared with 91 cents in the second quarter of 2013.

Second-quarter 2014 revenue declined 6 percent to $806 million from $859 million in the year-ago quarter. Foreign currency translations had a one percentage-point positive impact on year-over-year revenue comparisons in the quarter. On a sequential basis, second-quarter 2014 revenue was up 6 percent from $762 million in the first quarter of 2014.

"Our second-quarter 2014 results were impacted by lower sales of our flagship ClearPath family of enterprise software and servers, which can vary significantly from quarter to quarter based on the timing of client transactions," said Unisys Chairman and CEO Ed Coleman. "However, we were pleased to see sequential improvement in results over the first quarter of 2014 and we look for a strong second half of 2014 in our technology business driven by sales of ClearPath as well as increased traction in our Stealth cybersecurity and Forward! server products.

"In our services business, we saw strong order growth in the quarter and were pleased by recent wins such as a significant contract with the Commonwealth of Pennsylvania to deliver one of the largest secure, cloud-based, on-demand IT computing implementations by a U.S. state government," Coleman said. "This contract is one more example of Unisys providing innovative, modern mission-critical solutions in the marketplace."

SECOND-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

Second-quarter 2014 North America revenue declined 10 percent while international revenue declined 3 percent from the second quarter of 2013. On a constant currency(2) basis, international revenue declined 4 percent compared with the second quarter of 2013 as declines in Asia-Pacific offset growth in Europe and Latin America.

On lower revenue, second-quarter 2014 gross profit margin declined to
20.5 percent from 23.4 percent in the second quarter of 2013. Operating expenses (SG&A and R&D expenses) decreased 8 percent from the year-ago period. The company reported a second-quarter 2014 operating profit of $15.8 million, or 2.0 percent of revenue, compared with an operating profit of $38.0 million, or 4.4 percent of revenue, in the second quarter of 2013.

Second-quarter 2014 services revenue declined 4 percent from the second quarter of 2013 as growth in outsourcing and core maintenance was more than offset by declines in systems integration and infrastructure services. Reflecting the lower services revenue, second-quarter 2014 services gross profit margin declined to 16.8 percent from 18.2 percent a year ago. On reduced operating expenses, services operating profit margin was consistent year-over-year at 4.0 percent.

Second-quarter 2014 services orders showed substantial gains both sequentially and from year-ago levels driven by growth in outsourcing orders. Services backlog at June 30, 2014 was $4.7 billion, down 2 percent from December 31, 2013 levels.

Second-quarter 2014 technology revenue declined 21 percent from the second quarter of 2013 driven primarily by lower sales of ClearPath enterprise servers and software. Reflecting the lower ClearPath sales, second-quarter 2014 technology gross profit margin declined to 50.2 percent compared with 59.4 percent in the year-ago quarter and technology operating profit margin declined to 1.9 percent compared with 23.9 percent in the year-ago quarter.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys generated $3 million of cash from operations in the second quarter of 2014, including $48 million of pension contributions. In the second quarter of 2013, the company generated $16 million of cash from operations, which included $35 million of pension contributions. Capital expenditures in the second quarter of 2014 were $45 million compared with $38 million in the year-ago quarter. After capital expenditures, the company used $42 million of free cash(3) compared with $22 million of free cash usage in the second quarter of 2013. Free cash flow before pension contributions was $6 million in the second quarter of 2014 compared with $13 million in the year-ago quarter.

During the second quarter of 2014 the company returned $13.1 million to shareholders through the repurchase of common shares. Overall, through June 30, 2014 the company has repurchased a total of $25.7 million of common shares under a $50 million share repurchase authorization that expires on December 31, 2014.

At June 30, 2014, the company reported a cash balance of $574 million and total debt of $210 million.

NON-GAAP INFORMATION

Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP earnings per diluted share, free cash flow, free cash flow before pension contributions, and constant currency.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

 (1) Non-GAAP earnings per diluted share - The company recorded pension expense of $17.9 million and $21.9 million during the second quarters of 2014 and 2013, respectively. In an effort to provide investors with a perspective on the company's earnings without these expenses, they are excluded from the non-GAAP earnings per diluted share calculations.

 (2) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

 (3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL

Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 23,000 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 0722/9267

Unisys is a registered trademark of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months         Six Months
                            Ended June 30        Ended June 30
                          ------------------   ------------------
                            2014      2013       2014      2013
                          --------  --------   --------  --------
Revenue
  Services                  $712.9    $739.7   $1,403.8  $1,462.7
  Technology                  93.5     118.9      164.3     205.8
                          --------  --------   --------  --------
                             806.4     858.6    1,568.1   1,668.5
Costs and expenses
  Cost of revenue:
    Services                 600.2     614.0    1,192.4   1,216.8
    Technology                41.0      43.9       77.5      90.2
                          --------  --------   --------  --------
                             641.2     657.9    1,269.9   1,307.0
Selling, general and
  administrative             133.6     144.9      272.1     287.1
Research and development      15.8      17.8       30.2      34.8
                          --------  --------   --------  --------
                             790.6     820.6    1,572.2   1,628.9
                          --------  --------   --------  --------
Operating profit (loss)       15.8      38.0       (4.1)     39.6

Interest expense               2.3       2.6        4.3       5.3
Other income (expense), net   (2.5)     14.1      (12.3)      9.2
                          --------  --------   --------  --------
Income (loss) before
  income taxes                11.0      49.5      (20.7)     43.5
Provision for income taxes    19.9      22.7       35.9      44.1
                          --------  --------   --------  --------
Consolidated net
  income (loss)               (8.9)     26.8      (56.6)     (0.6)
Net income attributable to
  noncontrolling interests     3.2       2.3        6.3       4.8
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation      (12.1)     24.5      (62.9)     (5.4)
Preferred stock dividend        -        4.1        2.7       8.1
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation
  common shareholders       ($12.1)    $20.4     ($65.6)   ($13.5)
                          ========  ========   ========  ========

Earnings (loss) per common share attributable
  to Unisys Corporation
    Basic                  ($  .24)   $  .47    ($ 1.35)  ($  .31)
                          ========  ========   ========  ========
    Diluted                ($  .24)   $  .46    ($ 1.35)  ($  .31)
                          ========  ========   ========  ========



Shares used in the per share
  computations (thousands):
  Basic                     50,843    43,780     48,593    43,918
  Diluted                   50,843    44,195     48,593    43,918

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
June 30, 2014
------------------
Customer revenue        $806.4                $712.9       $93.5
Intersegment                       ($13.8)       0.1        13.7
                      --------   --------   --------    --------
Total revenue           $806.4     ($13.8)    $713.0      $107.2
                      ========   ========   ========    ========
Gross profit percent     20.5%                 16.8%       50.2%
                      ========              ========    ========
Operating profit
  percent                 2.0%                  4.0%        1.9%
                      ========              ========    ========
Three Months Ended
June 30, 2013
------------------
Customer revenue        $858.6                $739.7      $118.9
Intersegment                       ($16.9)       0.4        16.5
                      --------   --------   --------    --------
Total revenue           $858.6     ($16.9)    $740.1      $135.4
                      ========   ========   ========    ========
Gross profit percent     23.4%                 18.2%       59.4%
                      ========              ========    ========
Operating profit
  percent                 4.4%                  4.0%       23.9%
                      ========              ========    ========

Six Months Ended
June 30, 2014
------------------
Customer revenue      $1,568.1              $1,403.8      $164.3
Intersegment                       ($23.4)       0.3        23.1
                      --------   --------   --------    --------
Total revenue         $1,568.1     ($23.4)  $1,404.1      $187.4
                      ========   ========   ========    ========

Gross profit percent     19.0%                 16.3%       46.9%
                      ========              ========    ========
Operating profit
  (loss) percent         (0.3%)                 3.0%       (8.0%)
                      ========              ========    ========
Six Months Ended
June 30, 2013
------------------
Customer revenue      $1,668.5              $1,462.7      $205.8
Intersegment                       ($34.2)       0.9        33.3
                      --------   --------   --------    --------
Total revenue         $1,668.5     ($34.2)  $1,463.6      $239.1
                      ========   ========   ========    ========

Gross profit percent     21.7%                 17.8%       53.5%
                      ========              ========    ========
Operating profit
  percent                 2.4%                  3.5%       13.6%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                         June 30,   December 31,
                                           2014         2013
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $574.2       $639.8
Accounts and notes receivable, net           515.7        683.1
Inventories
   Parts and finished equipment               27.2         32.8
   Work in process and materials              22.5         22.3
Deferred income taxes                         17.8         24.1
Prepaid expense and other
 current assets                              144.3        138.7
                                        ----------   ----------
Total                                      1,301.7      1,540.8
                                        ----------   ----------
Properties                                 1,136.5      1,095.5
Less accumulated depreciation
  and amortization                           956.9        920.8
                                        ----------   ----------
Properties, net                              179.6        174.7
                                        ----------   ----------
Outsourcing assets, net                      107.2        115.5
Marketable software, net                     142.3        129.1
Prepaid postretirement assets                120.5         83.7
Deferred income taxes                        121.6        112.3
Goodwill                                     190.1        188.7
Other long-term assets                       173.1        165.2
                                        ----------   ----------
Total                                     $2,336.1     $2,510.0
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Notes payable                                 $0.1         $0.0
Accounts payable                             223.1        246.7
Deferred revenue                             351.9        402.4
Other accrued liabilities                    356.9        375.7
                                        ----------   ----------
Total                                        932.0      1,024.8
                                        ----------   ----------
Long-term debt                               210.0        210.0
Long-term postretirement liabilities       1,599.6      1,697.2
Long-term deferred revenue                   114.1        122.7
Other long-term liabilities                  108.9        119.2
Commitments and contingencies
Total deficit                               (628.5)      (663.9)
                                        ----------   ----------
Total                                     $2,336.1     $2,510.0
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                               Six Months Ended
                                                   June 30
                                              ------------------
                                                2014       2013 *
                                              -------    -------
Cash flows from operating activities
Consolidated net loss                          ($56.6)     ($0.6)
Add (deduct) items to reconcile consolidated net
 loss to net cash provided by operating activities:
Foreign currency transaction loss                 6.3        6.5
Employee stock compensation                       9.3        8.9
Depreciation and amortization of properties      25.0       23.7
Depreciation and amortization of
 outsourcing assets                              29.1       25.5
Amortization of marketable software              27.0       31.0
Disposals of capital assets                       0.4        0.2
Gain on sale of business                         (0.7)         -
Pension contributions                          (103.1)     (61.3)
Pension expense                                  37.4       46.0
Decrease in deferred income taxes, net           10.5       18.7
Decrease in receivables, net                    170.6       33.3
Decrease in inventories                           5.8        1.0
Decrease in accounts payable
 and other accrued liabilities                 (111.9)     (83.5)
Decrease in other liabilities                   (28.6)     (11.0)
Decrease (increase) in other assets               2.1       (8.7)
Other                                             0.8        0.5
                                              -------    -------
Net cash provided by operating activities        23.4       30.2
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    2,909.1    2,450.2
 Purchases of investments                    (2,899.0)  (2,452.9)
 Investment in marketable software              (40.3)     (29.6)
 Capital additions of properties                (29.0)     (16.2)
 Capital additions of outsourcing assets        (20.1)     (18.3)
 Other                                            1.6       (0.6)
                                              -------    -------
Net cash used for investing activities          (77.7)     (67.4)
                                              -------    -------
Cash flows from financing activities
 Purchases of common stock                      (14.0)     (11.5)
 Dividends paid on preferred shares              (4.0)      (8.1)
 Proceeds from exercise of stock options          2.8        1.2
 Net proceeds from short-term borrowings          0.1        0.2
                                              -------    -------
Net cash used for financing activities          (15.1)     (18.2)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                             3.8      (24.6)
                                              -------    -------

Decrease in cash and cash equivalents           (65.6)     (80.0)
Cash and cash equivalents, beginning of
 period                                         639.8      655.6
                                              -------    -------
Cash and cash equivalents, end of period       $574.2     $575.6
                                              =======    =======
*Certain components of net cash provided by operating activities were changed to present pension expense separately, consistent with the 2014 presentation.

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                              Three Months        Six Months
                              Ended June 30      Ended June 30
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders         ($12.1)   $20.4    ($65.6)  ($13.5)

Pension expense, net of tax     17.9     21.9      37.2     44.2
                            -------- --------  -------- --------
Non-GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders            5.8     42.3     (28.4)    30.7

Add preferred stock dividend     0.0      4.1       0.0      8.1
                            -------- --------  -------- --------
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share            $5.8    $46.4    ($28.4)   $38.8
                            ======== ========  ======== ========
Weighted average
  shares (thousands)          50,843   43,780    48,593   43,918

Plus incremental shares from assumed conversion:
  Employee stock plans           260      415         0      449
  Preferred stock                  0    6,913         0        0
                            -------- --------  -------- --------
GAAP adjusted weighted
  average shares              51,103   51,108    48,593   44,367
                            ======== ========  ======== ========

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share          ($12.1)   $20.4    ($65.6)  ($13.5)

Divided by adjusted weighted
  average shares              50,843   44,195    48,593   43,918
GAAP earnings (loss)
  per diluted share          ($  .24)  $  .46   ($ 1.35) ($  .31)
                            ======== ========  ======== ========
Non-GAAP basis
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share            $5.8    $46.4    ($28.4)   $30.7


Divided by Non-GAAP adjusted
  weighted average shares     51,103   51,108    48,593   44,367

Non-GAAP earnings (loss)
  per diluted share           $  .11   $  .91   ($  .58)  $  .69
                            ======== ========  ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                              Three Months        Six Months
                              Ended June 30      Ended June 30
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
Cash provided by operations     $3.3    $16.1     $23.4    $30.2

Additions to marketable
  software                     (19.6)   (14.8)    (40.3)   (29.6)
Additions to properties        (13.8)   (12.6)    (29.0)   (16.2)
Additions to outsourcing
  assets                       (11.4)   (10.8)    (20.1)   (18.3)
                            -------- --------  -------- --------
Free Cash Flow                 (41.5)   (22.1)    (66.0)   (33.9)
Pension funding                 47.6     34.7     103.1     61.3
                            -------- --------  -------- --------
Free cash flow before
  pension funding               $6.1    $12.6     $37.1    $27.4
                            ======== ========  ======== ========